Exhibit 17(a)
[Name and Address]


                          INVESCO INTERNATIONAL GROWTH
                        INVESCO INTERNATIONAL FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

         This proxy is being solicited on behalf of the Board of Directors of INVESCO International Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO International Growth Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

         YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].


         TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

          [INVXXX]                 KEEP THIS PORTION FOR YOUR RECORDS



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                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                        INVESCO INTERNATIONAL GROWTH FUND
                        INVESCO INTERNATIONAL FUNDS, INC.


VOTE ON DIRECTORS                                       FOR      WITHHOLD ALL    FOR ALL
                                                        ALL                      EXCEPT

3.   Election of the Company's Board of Directors;      / /         / /           / /        To withhold authority
     (1) Charles W. Brady; (2) Fred A. Deering; (3)                                          to vote for any
     Mark H. Williamson; (4) Dr. Victor L. Andrews;                                          individual nominee(s),
     (5) Bob R. Baker; (6) Lawrence H. Budner;                                               mark "For All Except"
     (7) Dr. Wendy Lee Gramm; (8) Kenneth T. King;                                           and write the nominee's
     (9) John W. McIntyre; and (10) Dr. Larry Soll                                           number on the line
                                                                                             below.

                                                                                             -------------------------

VOTE ON PROPOSALS                                                                FOR         AGAINST       ABSTAIN

1.   Approval of a plan of reorganization and termination under which            / /          / /          / /
     INVESCO  International  Blue Chip Fund  ("Blue  Chip"),  another  series of
     INVESCO  International  Funds, Inc., would acquire all of the assets of the
     Fund in exchange  solely for shares of Blue Chip Fund and the assumption by
     Blue  Chip  Fund  of  all  of  the  Fund's  liabilities,  followed  by  the distribution  of those  shares  to the  shareholders  of the  Fund,  all as described in the accompanying Prospectus/Proxy Statement;

2.   Approval of changes to the fundamental investment policies;

/ /  To vote  against  the  proposed  changes  to one or  more  of the  specific / /        / /          / /
     fundamental investment policies, but to approve others, PLACE AN "X" IN THE
     BOX AT  left  and  indicate  the  number(s)  (as  set  forth  in the  proxy statement) of the  investment  policy or policies you do not want to change on the line below.

     ---------------------------------------------------------------------------

4.   Ratification of the selection of PricewaterhouseCoopers LLP as the          / /          / /          / /
     Company's Independent Public Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person


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Signature                                    Date


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Signature (Joint Owners)                     Date